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                                                        Acuity Imaging Inc.
                                                        Exhibit 99.1



                               ACUITY IMAGING INC.
                                 9 TOWNSEND WEST
                          NASHUA, NEW HAMPSHIRE  03063

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



     The undersigned hereby appoints Ofer Gneezy and John A. Rogers, as Proxies, each with the power to appoint his substitute, and hereby authorizes them, and each of them, to represent and vote, as designated below, all the shares of Common Stock of Acuity Imaging Inc. ("Acuity") held of record by the undersigned
on July   , 1995 at the Special Meeting of Stockholders to be held on       ,
September   , 1995 or any adjournment thereof.



     1. To consider and vote upon the approval and adoption of that certain Agreement and Plan of Merger and Reorganization, dated as of April 27, 1995, as amended and restated as of July 11, 1995, by and among Acuity, Robotic Vision Systems, Inc., a Delaware corporation ("RVSI"), and RVSI Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of RVSI ("Subsidiary"), pursuant to which, among other matters, (i) Subsidiary will be merged with and into Acuity and Acuity will become a wholly-owned subsidiary of RVSI, and
          (ii) each share of Common Stock, $.01 par value, of Acuity will be converted into the right to receive, and become exchangeable for, 0.766 share of Common Stock, $.01 par value, of RVSI (the "RVSI Common Stock"); provided, however, that if the average of the closing prices of RVSI Common Stock on The Nasdaq National Market for the 20 trading days ending on (and including) the third trading day immediately prior to the Special Meeting (the "Average Closing Price") is greater than $14.50, then the Exchange Ratio shall be equal to the quotient of $11.107 divided by the Average Closing Price (provided that in no event shall the Exchange Ratio be less than 0.555375); and if the Average Closing Price is less than $10.00, then the Exchange Ratio shall be equal to the quotient of $7.66 divided by the Average Closing Price (provided that in no event shall the Exchange Ratio be less than 0.925626), all as more fully described in the accompanying Joint Proxy Statement/Prospectus;


          FOR / /                     AGAINST / /                   ABSTAIN / /


     2. In their discretion, the Proxies are authorized to vote upon such other business incidental to the Special Meeting as may properly come before such meeting or any adjournment or postponement thereof.


     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1. A VOTE TO "ABSTAIN" WILL NOT BE COUNTED TOWARDS THE REQUISITE AFFIRMATIVE VOTE TO APPROVE PROPOSAL 1.


PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


Please sign exactly as name appears below.   When shares are held by joint
                                             tenants, both should sign.  When
                                             signing as attorney, executor,
                                             administrator, trustee or guardian,
                                             please give full title as such.  If
                                             a corporation, please sign in full
                                             corporate name by the President or
                                             other authorized officer.  If a
                                             partnership, please sign in
                                             partnership name by authorized
                                             person.


                                             _________________________________

                                             Signature


                                             _________________________________

                                             Signature if held jointly



                                             Dated: ______________, 1995